UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) September 12, 2006
Continucare Corporation
(Exact name of registrant as specified in its Charter)

Florida (State of other jurisdiction or incorporation or organization)	1-12115 (Commission File Number)

7200 Corporate Center Drive, Suite 600 Miami, Florida (Address of principal executive offices)	33126 (Zip Code)
59-2716023
(IRS Employer Identification No.)
(305) 500-2000
(Registrant’s telephone number, including area code)
Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
     On September 12, 2006, the Compensation Committee of our Board of Directors approved a Management Incentive Compensation Plan that provides for the payment of cash bonuses to eligible members of our management team, including our senior executive officers. To be eligible to receive a bonus under the plan, eligible employees must be employed by us at the end of our fiscal year ending June 30, 2007, and on the date on which we pay any such bonuses. We presently expect that approximately 40 employees will be eligible to participate in the plan. Under the terms of the plan, we will establish a pool from which any bonuses would be paid in an amount equal to an established percentage of the amount by which our pre-tax earnings for fiscal year ending June 30, 2007, exceeds a pre-determined threshold. We presently expect that for the fiscal year ending June 30, 2007, the pool will be approximately $300,000 to $500,000, but the ultimate size of the pool is dependent upon our performance for that fiscal year. Any cash bonuses to be paid under the plan will be paid to eligible participants from the pool in amounts approved by our Compensation Committee after considering the recommendations of our Chief Executive Officer. The plan does not obligate us to distribute the entire pool available for distribution.
     Also on September 12, 2006, the Compensation Committee of our Board of Directors approved the following grants of stock options to our executive officers under our Amended and Restated 2000 Stock Option Plan:

Officer	Number of Shares Underlying Options
Richard C. Pfenniger, Jr.	150,000
Gemma Rosello	75,000
Fernando Fernandez	50,000
Luis Izquierdo	25,000
     All of the foregoing options (a) have an exercise price of $2.77 per share, equal to the closing price of our common stock on the American Stock Exchange on the date of grant, (b) vest in four equal annual installments, with the first such installment vesting on the first anniversary of the grant date, and (c) have a term of ten years after the date of grant. The options granted to Mr. Pfenniger are intended to qualify as “Incentive Stock Options” within the meaning of the Internal Revenue Code of 1986, as amended, and the regulations thereunder. The remaining options are not intended to be so qualified.
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     On September 12, 2006 our Board of Directors approved amendments to our Amended and Restated Bylaws. The amendments added the position of Vice Chairman as one of the officers our Board of Directors may elect, separated the offices of Chief Executive Officer and President, and clarified that the officers of the Corporation other than the Chief Executive Officer shall report to the Chief Executive Officer and may be removed by the Chief Executive Officer. Shareholder approval of these amendments was not required.
     The preceding description of the amendments to our Amended and Restated Bylaws does not purport to be complete and is qualified in its entirety by reference to the copy of our Amended & Restated By-Laws that has been filed as Exhibit 3.1, and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(c) Exhibits

Exhibit No.	Description
3.1	Amended and Restated By-Laws of Continucare Corporation, as amended September 12, 2006.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CONTINUCARE CORPORATION
/s/ Fernando L. Fernandez
Fernando L. Fernandez
Senior Vice President -- Finance, Chief Financial Officer, Treasurer and Secretary

     Dated: September 13, 2006

EXHIBIT INDEX

Exhibit No.	Description
3.1	Amended and Restated By-Laws of Continucare Corporation, as amended September 12, 2006.

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